SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2010

FIRST PACTRUST BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

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Maryland	000-49806	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

610 Bay Boulevard, Chula Vista, California	91910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 691-1519

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On November 1, 2010, First PacTrust Bancorp, Inc. (the “Company”) completed the sale of the Company’s securities described below in a private placement (the “Private Placement”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Regulation D thereunder, generating $60.0 million of gross proceeds to the Company.  Pursuant to subscription agreements with the Private Placement investors, the Company sold an aggregate of 4,418,390 shares of the Company’s common stock, par value $.01 per share (“Voting Common Stock”), and an aggregate of 1,036,156 shares of newly designated non-voting common stock, par value $.01 per share, of the Company (the “Non-Voting Common Stock,” and collectively with the Voting Common Stock, the “Common Stock”), at a price per share of $11.00.

As part of its subscription, at the closing of the Private Placement, TCW Shared Opportunity Fund V, L.P., a Delaware limited partnership, was issued immediately exercisable warrants, exercisable for a five-year term, to purchase 240,000 shares of Non-Voting Common Stock at an exercise price of $11.00 per share. In addition, in consideration for its consulting services to the Company preceding the closing date of the Private Placement, COR Advisors LLC, a Delaware limited liability company and an affiliate of COR Capital LLC, a Delaware limited liability company and subscriber in the Private Placement, was issued warrants to purchase an aggregate of 1,395,000 shares of Non-Voting Common Stock at an exercise price of $11.00 per share.  COR Advisors LLC’s warrants (together with the warrants issued to TCW Shared Opportunity Fund V, L.P., the “Warrants”) will vest in equal amounts on a quarterly basis, with each tranche exercisable for five years following the vesting date.  In lieu of Non-Voting Common Stock, shares of Voting Common Stock will be issued upon exercise of the Warrants following the transfer of the Warrants to a third party in a widely dispersed offering or in other limited circumstances set forth in the Warrants.  In addition, the Warrants held by TCW Shared Opportunity Fund V, L.P. will be exercisable for Voting Common Stock in lieu of Non-Voting Common Stock at TCW Shared Opportunity Fund V, L.P.’s election if it then owns less than 4.99% of the outstanding shares of Voting Common Stock as a result of dilution occurring from additional issuances of Voting Common Stock subsequent to the Private Placement.

COR Advisors LLC was originally entitled to receive a Warrant to purchase 1,560,000 shares of Non-Voting Common Stock at an exercise price of $11.00 per share but waived this right with respect to 165,000 of the Warrant Shares.  On November 1, 2010, in recognition of the substantial assistance he provided to the Company in connection with the Company’s raising of additional capital through the Private Placement, the Company granted to Gregory A. Mitchell a ten-year option (the “Founder’s Option”) to purchase 165,000 shares of Voting Common Stock at an exercise price of $11.35 per share.  The Founder’s Option is scheduled to vest in one-third annual increments beginning November 1, 2011.

The foregoing descriptions of the terms of the Warrants and the Founder’s Option do not purport to be complete and are qualified in their entirety by reference to the Warrants and the agreement for the Founder’s Option, which are filed herewith as Exhibits 4.1 and 4.2 and 10.1, respectively.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 1, 2010, Gregory A. Mitchell was appointed as President and Chief Executive Officer of the Company.  Mr. Mitchell succeeds Hans R. Ganz, who will remain President and Chief Executive Officer of the Company’s wholly owned federal savings bank subsidiary, Pacific Trust Bank.  On November 1, 2010, Mr. Mitchell and Steven Sugarman were appointed as directors of the Company, with Messrs. Mitchell and Sugarman appointed to the classes of directors whose terms are scheduled to expire at the Company’s annual meetings of stockholders to be held in 2012 and 2013, respectively.  Mr. Mitchell was appointed to the Executive Committee of the Company’s Board of Directors and the Board’s newly formed Strategic Planning Committee.  Mr. Sugarman was appointed to the Board’s Audit, Compensation, Executive, Nominating and Strategic Planning Committees.

Mr. Mitchell had been serving as a consultant to the Company since May 2010, for which he received a fee of $25,000 per month plus expense reimbursement.  Prior to becoming a consultant to the Company, Mr. Mitchell served in various roles with California National Bank, including Chief Executive Officer and President, from 2001 until October 2009 when it was seized by the FDIC as part of the closing of all nine bank subsidiaries of California National Bank’s parent, FBOP Corporation. Prior to joining California National Bank, Mr. Mitchell was a Managing Director with Hovde Financial, an affiliate of Hovde Securities, LLC (the Company’s placement agent for the Private Placement), where he was responsible for the formation and management of its West Coast investment banking, financial advisory and fund management practice.  Mr. Mitchell also served for ten years with the Office of Thrift Supervision, where he was responsible for, among other things, helping to recapitalize and restructure troubled thrift institutions.

Mr. Sugarman is the founder and Chief Executive Officer of COR Capital LLC, a Southern California based investment firm and a subscriber in the Private Placement.  Previously, Mr. Sugarman founded a $2 billion investment advisory firm focused on public equities and worked as a management consultant at McKinsey & Company and an investment advisor at Lehman Brothers.  As noted above under Item 3.02, COR Advisors LLC, an affiliate of COR Capital LLC, was issued a Warrant in consideration for consulting services it provided to the Company prior to the closing of the Private Placement.  The Company agreed to reimburse COR Advisors LLC up to $350,000 for legal fees and expenses it incurred in connection with the Private Placement.

A copy of the press release issued by the Company announcing the appointments of Messrs. Mitchell and Sugarman is filed herewith as Exhibit 99.1.

On November 1, 2010, the Company entered into an employment agreement with Mr. Mitchell for a three-year term which, on November 1, 2013 and on each anniversary of that date, will be extended for an additional year unless either party notifies the other at least 90 days prior to that date or the anniversary date that the term of the agreement will not be extended.  The agreement provides for a minimum base annual salary of $416,000 and a one-time signing bonus in the form of 9,598 shares of restricted Voting Common Stock granted on November 1, 2010 pursuant to the Company’s 2003 Recognition and Retention Plan that are scheduled to vest in 20% annual increments beginning November 1, 2011 (the “RRP Grant”).  In addition, as an inducement material to his entering into employment with the Company, the agreement provides for a grant on November 1, 2010 of a ten-year non-qualified stock option to purchase 300,000 shares of Voting Common Stock at an exercise price of $11.35 per share, which is scheduled to vest in one-third annual increments beginning November 1, 2011 (the “Inducement Grant Option”).

The employment agreement provides that Mr. Mitchell is entitled to additional or special compensation, such as additional equity awards, incentive pay or bonuses, as the Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors may from time to time determine.  The agreement also entitles Mr. Mitchell to the use of an automobile or a monthly automobile allowance, expense reimbursement and participation in such benefit programs as may be approved from time to time for the Company for the benefit of its executive employees.  In the event that Mr. Mitchell’s employment is involuntarily terminated without “Cause” (as defined in the employment agreement) or voluntarily terminated for “Good Reason” (as defined in the employment agreement), he will be entitled to (i) severance pay equal to 24 months’ salary at the rate in effect on the termination date, payable in equal monthly installments; (ii) accelerated vesting of any then-unvested portion of the Inducement Grant Option; and (iii) serve as an advisory director of the Company until any then-unvested portion of the RRP grant has vested in full.  The vesting of Mr. Mitchell’s Founder’s Option also will accelerate if his employment is terminated under these circumstances.  In the event that the Company elects not to renew the employment agreement at the end of its initial term or any extension of that term, Mr. Mitchell will be entitled, upon termination of his employment with the Company, to severance pay equal to 12 months’ salary at the rate in effect on the termination date, payable in equal monthly installments.  Payment of the severance pay described above is contingent upon Mr. Mitchell’s compliance with non-solicitation and non-disclosure requirements set forth in the employment agreement.

The employment agreement provides that until the Company has fully repaid the U.S. Treasury for its investment in the Company pursuant to the TARP Capital Purchase Program, all amounts payable under the employment agreement are subject to the limitations of the compensation restrictions applicable to companies that are participating in the TARP Capital Purchase Program, as and to the extent applicable with respect to Mr. Mitchell.

The foregoing description of the terms of Mr. Mitchell’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement (including the forms of agreements for the RRP Grant and Inducement Grant Option attached as exhibits to the employment agreement), which is filed herewith as Exhibit 10.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 29, 2010, the Company filed articles supplementary to its charter with the Maryland Department of Assessments and Taxation in order to classify and designate a specified number of shares of the Common Stock as Non Voting Common Stock and to set the terms of the Non-Voting Common Stock.  The terms of the Non-Voting Common Stock are identical to terms of the Voting Common Stock, except that holders of the Non-Voting Common Stock have no voting rights except as required by law.  A copy of the articles supplementary for the Non-Voting Common Stock is filed herewith as Exhibit 3.1.

On November 1, 2010, in connection with the appointments of Messrs. Mitchell and Sugarman to the Company’s Board of Directors, the Board amended Section 2.01 of the Company’s bylaws to set the number of directors of the Company at seven.  A copy of the Company’s amended and restated bylaws is filed herewith as Exhibit 3.2

Item 9.01 – Financial Statements and Exhibits
(d)	Exhibits:
               The following exhibits are being provided herewith:

3.1	Articles supplementary to the Company’s charter

3.2	Amended and restated bylaws of the Company

4.1	Warrant issued to TCW Shared Opportunity Fund V, L.P.

4.2	Warrant issued to COR Advisors LLC

10.1	Stock Option Agreement for Founder’s Option granted to Gregory A. Mitchell

10.2
Employment Agreement between the Company and Gregory A. Mitchell (including as exhibits thereto the forms of agreements for the RRP Grant and Inducement Grant Option awarded to Mr. Mitchell pursuant to the Employment Agreement

99.1	Press release dated November 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST PACTRUST BANCORP, INC.

Date: November 3, 2010	By:	/s/ James P. Sheehy
James P. Sheehy
Executive Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles supplementary to the Company’s charter

3.2	Amended and restated bylaws of the Company

4.1	Warrant issued to TCW Shared Opportunity Fund V, L.P.

4.2	Warrant issued to COR Advisors LLC

10.1	Stock Option Agreement for Founder’s Option granted to Gregory A. Mitchell

10.2
Employment Agreement between the Company and Gregory A. Mitchell (including as exhibits thereto the forms of agreements for the RRP Grant and Inducement Grant Option awarded to Mr. Mitchell pursuant to the Employment Agreement

99.1	Press release dated November 3, 2010